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                                                                  Exhibit 23.2

                               Coopers & Lybrand L.L.P.

COOPERS
& LYBRAND                      a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Tollgrade Communications, Inc. and subsidiaries on Post-Effective Amendment No. 1 to Form S-8 (File No. 333-4290) of our report dated January 29, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tollgrade Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Annual Report to Shareholders on Form 10-K.


                                                 Coopers & Lybrand L.L.P.


Pittsburgh, Pennsylvania
July 17, 1997


Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand international, a limited liability association incorporated in Switzerland.
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COOPERS             Coopers & Lybrand L.L.P.          600 Grant Street
& LYBRAND                                             35th Floor
                    a professional services firm      Pittsburgh, Pennsylvania
                                                      15219-2777

                                                      telephone (412) 365-8000

                                                      facsimile (412) 355-8069



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


                                 Re: Tollgrade Communications, Inc.
                                 Post Effective Amendment No. 1 to Form S-8
                                            (File No. 333-4290)


We are aware that our report dated April 10, 1997 on our review of interim consolidated financial information of Tollgrade Communications, Inc. and subsidiaries for the three-month period ended March 29, 1997 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours.

Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Pittsburgh, Pennsylvania


Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand international, a limited liability association incorporated in Switzerland.